UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 31, 2024

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 East Erie Street, Suite 400             Milwaukee, Wisconsin 53202

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

On August 1, 2024, the Board of Directors (the “Board”) of Twin Disc, Incorporated (the “Company”) approved the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan amends and restates the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan (the “2021 Plan”), and will also replace the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”). The Omnibus Plan combines the Company’s equity compensation plans into a single plan covering officers, key employees, consultants, and non-employee directors of the Company.

Benefits under the Omnibus Plan may be granted, awarded or paid in any one or a combination of stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash-settled restricted stock units, performance stock awards, performance stock unit awards, performance unit awards, and dividend equivalent awards.  There is reserved for issuance under the Plan an aggregate of 1,636,550 shares of the Company’s common stock, which consists of the previously-approved 715,000 shares of common stock reserved for issuance under the 2021 Plan prior to the amendment and restatement; 521,550 shares of common stock that remain available for issuance under the 2020 Directors’ Plan; and 400,000 newly authorized shares of common stock. The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes. Shares issuable under the Omnibus Plan may be authorized and unissued shares or shares reacquired by the Company in the open market or a combination of both.

The Compensation and Human Capital Committee of the Board (the "Committee") will administer the Omnibus Plan with respect to awards made to officers, key employees, and consultants, and the Board will administer the Omnibus Plan with respect to awards made to non-employee directors.  The Committee and the Board, as applicable, have the discretionary authority to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan, to select the eligible participants who shall receive awards under the Omnibus Plan, to grant awards under the Omnibus Plan and determine the terms and conditions of such awards, and to interpret the Omnibus Plan and/or any agreement entered into under the Omnibus Plan.

The Omnibus Plan became effective immediately upon approval by the Board. However, the Company intends to submit the Omnibus Plan to the Company’s shareholders for approval at the next annual meeting of shareholders. If the Company’s shareholders do not approve the Omnibus Plan before August 1, 2025, all awards made under the Omnibus Plan will be null and void, the version of the 2021 Plan as in effect prior to the effective date of the amendment and restatement will remain in effect, and the 2020 Directors’ Plan will remain in effect. Pursuant to rules of the NASDAQ Stock Market, awards granted under the Omnibus Plan are designed so that no newly authorized equity may be issued prior to shareholder approval of the Omnibus Plan.

Statements about the Omnibus Plan are qualified by and subject to the actual provisions of the Omnibus Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SALARY AND INCENTIVE COMPENSATION

At its meeting on July 31, 2024, the Compensation and Human Capital Committee of Board (the “Committee”) (i) approved the base salaries of, and (ii) approved the targets for fiscal 2025 bonuses for, the Company’s principal executive officer and principal financial officer, who are the “named executive officers” of the Company (as used in Instruction 4 to Item 5.02 of Form 8-K). The base salaries and target bonuses for such named executive officers were set as follows:

Name and Position	Base Salary	Target Bonus as
		% of Base Salary

John H. Batten
President and
Chief Executive Officer	$712,071	85%

Jeffrey S. Knutson
Vice President – Finance,
Chief Financial Officer,
Treasurer, and Secretary	$419,369	55%

The above base salaries represent an increase of 4.0% for Messrs. Batten and Knutson, which increases are effective the first pay period that includes October 1, 2024.

In each case, the target incentive bonus is based on the FY 2025 Corporate Incentive Plan (“CIP”), which the Committee adopted and approved on July 31, 2024. The CIP establishes the target bonuses for the named executive officers based on the following factors and relative weights for each factor: (i) net sales (20%); EBITDA as a percentage of net sales (40%); inventory as a percentage of net sales (20%); corporate growth (10%); and individual performance (10%). In no event will an incentive payment under the CIP exceed 200% of the target. An incentive payment to a named executive officer under the CIP may be increased or decreased by up to 20%, at the discretion of the Chief Executive Officer (except that an increase or decrease of the CIP payment to the CEO shall be at the discretion of the Committee).

On August 1, 2024, the Committee also awarded restricted stock unit awards to its named executive officers under the Omnibus Plan. Each restricted stock unit represents the right to receive one share of common stock of the Company if and when the restricted stock unit vests. A total of 30,474 restricted stock units were granted to Mr. Batten, and a total of 14,963 restricted stock units were granted to Mr. Knutson.  The restricted stock will vest in three years, provided the named executive officer remains employed as of such vesting date. Subject to obtaining shareholder approval of the Omnibus Plan, the restricted stock units will fully vest if the named executive officer terminates employment due to death or disability, or if, following a change in control of the Company, the named executive officer is involuntarily terminated without cause or terminates employment for good reason.  In conjunction with the restricted stock unit awards, the Committee also granted dividend equivalent awards. If and when a named executive officer’s restricted stock units vest, the named executive officer shall receive a payment equal to the cash dividends that would have been paid during the restricted period on the shares of stock represented by the restricted stock units (plus interest), as well as any stock dividends that would have been issued during the restricted period on the shares of stock represented by the restricted stock units. All awards of restricted stock units and dividend equivalent awards are contingent upon the approval of the Omnibus Plan by the Company’s shareholders prior to August 1, 2025, and the awards shall be null and void if such shareholder approval is not obtained. A copy of the form of the Restricted Stock Unit Grant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On August 1, 2024, the Committee also awarded performance stock awards to its named executive officers under the Omnibus Plan. A target number of 45,711 shares of performance stock were granted to Mr. Batten, and a target number of 22,444 shares of performance stock were awarded to Mr. Knutson. The performance shares will be paid out based on the following performance objectives and relative weights for each objective for the three fiscal year period ending June 30, 2027: (i) average return on invested capital (also known as return on total capital) (50%), and (ii) cumulative EBITDA (50%). With respect to each performance objective, a value shall be determined as a percentage of the target based on the attainment of the performance objective for the performance period. If the Company does not obtain the threshold for that performance objective, such percentage shall be 0%. If the Company obtains the threshold for that performance objective, the percentage shall be 50%. If the Company equals or exceeds the maximum for that performance objective, the percentage shall be 200%. Outcomes between the threshold and target will be interpolated linearly between the amount of threshold award and the amount of the target award applicable to that performance objective, and outcomes between target and maximum will be interpolated linearly between the amount of the target award and the amount of the maximum award applicable to that performance objective. The percentage for each performance objective will be multiplied by the weight accorded to that performance objective, and the sum of the weighted percentages for each of performance objectives will be multiplied by the target number of performance shares awarded. The maximum number of performance shares that can be earned by the named executive officers pursuant to this award is 136,310. All performance stock awards are contingent upon the approval of the Omnibus Plan by the Company’s shareholders prior to August 1, 2025, and the awards shall be null and void if such shareholder approval is not obtained. A copy of the form of the Performance Stock Award Grant Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan
10.2	Form of Restricted Stock Unit Grant Agreement for restricted stock unit grants on August 1, 2024
10.3	Form of Performance Stock Award Grant Agreement for performance stock grants on August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2024	Twin Disc, Incorporated

_/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary